EXHIBIT 99.1
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CONTACT:     Investor Relations Department
             919-466-5492
             investorrelations@spectrasite.com
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                       SPECTRASITE ANNOUNCES CONFIRMATION
                           OF DEBT RESTRUCTURING PLAN

CARY, NC, JANUARY 28, 2003 - SpectraSite Holdings, Inc. (SITEQ), one of the largest wireless tower operators in the United States, announced today that the Honorable A. Thomas Small entered an order confirming SpectraSite's Pre-Arranged Chapter 11 Plan of Reorganization. SpectraSite expects the Plan of Reorganization to become effective as early as February 10, 2003.

Stephen H. Clark, President and CEO of SpectraSite said, "This is a significant step toward the completion of SpectraSite's financial restructuring. By voting in favor of our Plan of Reorganization the Company's stakeholders have acknowledged the value of our business plan and the quality of our employees who are executing that plan."

The Plan of Reorganization involves only the publicly held debt and equity securities of SpectraSite Holdings, Inc., which is a holding company without any business operations of its own. The Company's other creditors and its assets, strategy and ongoing operations are unaffected by the Chapter 11 filing. The Company's subsidiaries, which are independent legal entities that generate their own cash flow and have access to their own credit facilities, have continued to operate normally during the Chapter 11 process.

Further information concerning the Plan of Reorganization and the Chapter 11 process can be found on the Company's website at www.spectrasite.com.

ABOUT SPECTRASITE COMMUNICATIONS, INC.

SpectraSite Communications, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At September 30, 2002, SpectraSite owned or managed approximately 20,000 sites, including 7,999 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and Voicestream.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning SpectraSite's future expectations, financial and operating projections, plans, strategies and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) SpectraSite's ability to complete the proposed restructuring plan, (ii) the interest of market makers and others in maintaining an active market for SpectraSite's securities, (iii) SpectraSite's substantial capital requirements and leverage, even after the proposed restructuring is completed, (iv) market conditions, (v) the Company's dependence on demand for wireless communications and related infrastructure,
(vi) competition in the


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communications tower industry, including the impact of technological developments and (vii) future regulatory actions and conditions in its operating areas. These and other important factors are described in more detail in Item 1a "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and in the Company's other SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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